Exhibit 99.1

RICE ENERGY INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Introduction

The following unaudited pro forma condensed consolidated statements of operations of Rice Energy Inc. for the year ended December 31, 2013 and the nine months ended September 30, 2014 are derived from the historical financial statements of Rice Energy Inc. and Alpha Shale Resources, LP, set forth in our Current Report on Form 8-K filed on August 11, 2014, and are qualified in their entirety by reference to such historical financial statements and related notes contained therein. These unaudited pro forma condensed consolidated financial statements have been prepared to reflect our acquisition of a 50% interest in our Marcellus joint venture and our initial public offering, each of which is described below.

Initial Public Offering

On January 29, 2014, we completed our IPO of 50,000,000 shares of our $0.01 par value common stock, which included 30,000,000 shares sold by us, 14,000,000 shares sold by the selling stockholder and 6,000,000 shares subject to an option granted to the underwriters by the selling stockholder.

The net proceeds of our IPO, based on the public offering price of $21.00 per share, were approximately $992.6 million, which resulted in net proceeds to us of $593.6 million after deducting estimated expenses and underwriting discounts and commissions of approximately $36.4 million and the net proceeds to the selling stockholders of approximately $399.0 million after deducting estimated expenses and underwriting discounts of approximately $21.0 million. We did not receive any proceeds from the sale of the shares by the selling stockholder. A portion of the net proceeds from our IPO were used to repay all outstanding borrowings under the revolving credit facility of our Marcellus joint venture, to make a $100.0 million payment to Alpha Holdings in partial consideration for the Marcellus JV Buy-In and to repay all outstanding borrowings under our revolving credit facility. The remainder of the net proceeds from our IPO will be used to fund a portion of our capital expenditure plan.

Marcellus JV Buy-In

On January 29, 2014, in connection with the closing of the IPO and pursuant to the Transaction Agreement between us and Alpha Holdings dated as of December 6, 2013 (the “Transaction Agreement”), we completed our acquisition of Alpha Holdings’ 50% interest in our Marcellus joint venture in exchange for total consideration of $322 million, consisting of $100 million of cash and our issuance to Alpha Holdings of 9,523,810 shares of our common stock.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 were derived by adjusting the historical audited and unaudited financial statements of Rice Energy Inc. The adjustments are based upon information available as of February 12, 2015, and certain estimates and assumptions. Actual effects of the transactions may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable and give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial data.

The pro forma adjustments have been prepared as if the Marcellus JV Buy-In and our IPO had each taken place as of January 1, 2013. The unaudited pro forma condensed consolidated financial statements have been prepared on the fact that Rice Energy Inc. is treated as a corporation for federal income tax purposes. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the notes accompanying such unaudited pro forma statements of operations and with the historical audited financial statements of Rice Energy Inc. and Alpha Shale Resources, LP and related notes, included in our Current Report on Form 8-K filed on August 11, 2014.

The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the following adjustments, among others:

•	the acquisition of a 50% interest in our Marcellus joint venture from our joint venture partner in return for 9,523,810 shares of common stock of Rice Energy Inc. and $100 million in cash;

•	the repayment of all outstanding borrowings under the revolving credit facility of us and our Marcellus joint venture; and

•	the issuance by Rice Energy Inc. of 30,000,000 shares in the IPO and the use of the net proceeds therefrom.

The unaudited pro forma condensed consolidated statements of operations exclude certain transaction costs, such as costs associated with the IPO that were not capitalized as part of the IPO. The unaudited pro forma condensed consolidated financial data are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transactions described above been consummated on the dates or for the periods presented.

The unaudited pro forma condensed consolidated statements of operations constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” included in our Annual Report on Form 10-K for the year ended December 31, 2013, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K.

RICE ENERGY INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(in thousands, except per share data)	Historical Rice Energy Inc.	Consolidation of Marcellus JV Pro Forma Adjustments (a)	Offering Pro Forma Adjustments		Pro Forma Rice Energy Inc.
Revenues:
Natural gas sales	$87,847	$90,677	$—		$178,524
Other revenue	757	—	—		757

Total revenues	88,604	90,677	—		179,281

Operating expenses:
Lease operating	8,309	8,193	—		16,502
Gathering, compression and transportation	9,774	15,663	—		25,437
Production taxes and impact fees	1,629	1,258	—		2,887
Exploration	9,951	—	—		9,951
Restricted unit expense	32,906	—	—		32,906
General and administrative	16,953	3,256	—		20,209
Depreciation, depletion and amortization	32,815	39,071 (b)	—		71,886
Loss on impairment of natural gas properties	—	146	—		146
Loss from sale of interest in gas properties	4,230	—	—		4,230

Total operating expenses	116,567	67,587	—		184,154

Operating income (loss)	(27,963)	23,090	—		(4,873)
Interest income (expense)	(17,915)	(880)	2,373	(d)	(16,422)
Other expense	(357)	(796)	—		(1,153)
Gain on derivative instruments	6,891	3,347	—		10,238
Amortization of deferred financing costs	(5,230)	(164)	—		(5,394)
Loss on extinguishment of debt	(10,622)	—	—		(10,622)
Equity in income (loss) of joint ventures	19,420	(19,330)	—		90

Income (loss) before income taxes	(35,776)	5,267	2,373		(28,136)
Income tax benefit	—	—	11,674	(c)	11,674

Net income (loss)	$(35,776)	$5,267	$14,047		$(16,462)

Loss per share—basic					$(0.13)
Loss per share—diluted (e)					$(0.13)

See accompanying Notes to Pro Forma Financial Data (Unaudited)

RICE ENERGY INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE

MONTHS ENDED SEPTEMBER 30, 2014

(Unaudited)

	Rice Energy Inc.	Consolidation of Marcellus JV Pro Forma Adjustments	Re-organization and Offering Pro Forma Adjustments		Pro Forma Rice Energy Inc.
Revenues:
Operating revenues	$261,545	$11,936	$—		$273,481
Operating expenses:
Lease Operating	16,406	420	—		16,826
Gathering, compression and transportation	25,904	1,390	—		27,294
Production taxes and impact fees	2,624	69	—		2,693
Exploration	1,706	—	—		1,706
Incentive unit expense	101,695	—	—		101,695
Stock compensation	3,274	—	—		3,274
General and administrative	36,733	72	—		36,805
Depreciation, depletion and amortization	91,912	2,856	—		94,768
Acquisition expense	2,246	—	—		2,246
Amortization of intangible assets	748	—	—		748

Total operating expense	283,248	4,807	—		288,055

Operating income (loss)	(21,703)	7,129	—		(14,574)
Interest expense	(38,737)	(235)	—		(38,972)
Gain on purchase of Marcellus joint venture	203,579	—	(203,579	) (f)
Other income	180	—	—		180
Gain (loss) on derivative instruments	5,357	(12,191)	—		(6,834)
Amortization of deferred financing costs	(1,728)	(15)	—		(1,743)
Loss on extinguishment of debt	(3,934)	—	—		(3,934)
Write-off of deferred financing costs	(6,896)	—	—		(6,896)
Equity in income (loss) of joint ventures	(2,656)	—	2,656	(a)	—

Income (loss) before income taxes	133,462	(5,312)	(200,923)		(72,773)
Income tax benefit (expense)	(18,787)	—	7,763	(c)	(11,024)

Net income (loss)	$114,675	$(5,312)	$(193,160)		$(83,797)

Earnings per share – basic					$(0.65)
Earnings per share – diluted (e)					$(0.65)

See accompanying Notes to Pro Forma Financial Data (Unaudited)

RICE ENERGY INC.

NOTES TO PRO FORMA FINANCIAL DATA

(Unaudited)

1. Basis of Presentation, Transactions and this Offering

The historical financial information is derived from the historical financial statements of Rice Energy Inc. The pro forma adjustments have been prepared as if the Marcellus JV Buy-In and the IPO described in these pro forma financial statements had each taken place as of January 1, 2013. The adjustments are based on information available as of February 12, 2015, and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments.

2. Pro Forma Condensed Consolidated Statement of Operations Adjustments and Assumptions—Unaudited

The adjustments are based on information available as of February 12, 2015, and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments. A description of these transactions and adjustments is provided as follows:

(a)	Reflects the consolidation of Alpha Shale Resources, L.P. and elimination of the investment in joint ventures associated therewith as a result of the Marcellus JV Buy-In.

(b)	Reflects the impact of applying purchase accounting to the acquisition of Alpha Shale Resources, L.P. The assigned fair values are subject to final purchase accounting valuation adjustments under GAAP and may change.

(c)	Reflects estimated incremental income tax provision assuming the earnings of Rice Energy Inc. and Alpha Shale Resources, L.P. had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 41%. This rate is inclusive of federal, state and local income taxes.

(d)	Reflects the elimination of interest expense related to the revolving credit facilities of Rice Drilling B, LLC and Alpha Shale Resources, L.P., which were repaid in full in connection with the IPO, partially offset by an increase in unused commitment fees related to the revolving credit facility of Rice Drilling B, LLC.

(e)	Reflects basic and diluted income per common share giving effect to (i) the issuance of 9,523,810 shares of common stock to Alpha Holdings as partial consideration of the Marcellus JV Buy-In and (ii) the issuance of 30,000,000 shares of common stock in the IPO. As we incurred a loss for the period presented, no dilutive impact occurred.

(f)	Reflects the elimination of the non-recurring gain on acquisition of our Marcellus joint venture resulting from the remeasurement of our equity investment at fair value at the time of purchase.

3. Income Taxes—Unaudited

At the date of IPO, Rice Energy Inc. owned 100% of Rice Drilling B and Subsidiaries. Rice Drilling B was a limited liability company not subject to federal income taxes before IPO. However, in connection with the closing of the IPO, as a result of our corporate reorganization, we became a corporation subject to federal income tax and, as such, our future income taxes are dependent upon our future taxable income. The change in tax status required the recognition of a deferred tax asset or liability for the initial temporary differences at the time of the change in status. The resulting deferred tax liability was approximately $162.3 million.

No current tax expense resulted as of the date of the change in status. The recognition of the initial deferred tax liability was recorded in equity at the date of IPO, but not in the financials as of December 31, 2013.

4. Supplemental Information on Gas-Producing Activities—Unaudited

The historical pro forma supplemental natural gas disclosure is derived from the combined financial statements of Rice Energy and our Marcellus joint venture included in our Current Report on Form 8-K filed on August 11,

2014, and valuations prepared by the independent petroleum engineering firm of Netherland, Sewell and Associates, Inc. for us and our Marcellus joint venture. For information regarding our independent petroleum engineers and the basis and assumptions for our reserve estimates, please see Note 17 to the consolidated financial statements of Rice Energy and Note 11 to the financial statements for Alpha Shale Resources, LP as of and for the year ended December 31, 2013. The unaudited pro forma combined supplemental natural gas disclosures of the Company reflect the combined historical results of Rice Energy and Alpha Shale Resources, LP, on a pro forma basis to give effect to the transactions, described above, as if they had occurred on December 31, 2013 for pro forma supplemental natural gas disclosure purposes.

In accordance with SEC regulations, reserves at December 31, 2013 were estimated using the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing natural gas properties. Accordingly, the estimates may change as future information becomes available.

Pro forma reserve quantity information for the year ended December 31, 2013 is as follows (in millions of cubic feet, MMcf):

	Historical Rice Energy	Consolidation of Marcellus JV Pro Forma Adjustments	Pro Forma Rice Energy Inc.
Proved developed and undeveloped reserves:
Beginning of year	304,272	256,236	560,508
Extensions and discoveries	100,626	39,623	140,249
Revisions of previous estimates	757	(53,605)	(52,848)
Production	(22,995)	(22,886)	(45,881)

End of year	382,660	219,368	602,028

Proved developed reserves:
Beginning of year	61,225	70,026	131,251
End of year	144,310	104,741	249,051
Proved undeveloped reserves:
Beginning of year	243,047	186,210	429,257
End of year	238,350	114,627	352,977

Extensions, Discoveries and Other Additions

On a pro forma basis, we added 140,249 MMcf through its drilling program in the Marcellus Shale in 2013.

Information with respect to our pro forma estimated discounted future net cash flows related to proved natural gas reserves as of December 31, 2013 is as follows (in thousands):

	Historical Rice Energy	Consolidation of Marcellus JV Pro Forma Adjustments	IPO Pro Forma Adjustments	Pro Forma Rice Energy Inc.
Future cash inflows	$1,496,294	$854,334	$—	$2,350,628
Future production costs	(517,101)	(264,853)	—	(781,954)
Future development costs	(219,879)	(92,689)	—	(312,568)
Future income tax expenses	—	—	(451,493)	(451,493)
Future net cash flows	759,314	496,792	(451,493)	804,613
10% discount for estimated timing of cash flows	(342,150)	(204,586)	185,781	(360,955)

Standardized measure of discounted future net cash flows	$417,164	$292,206	$(265,712)	$443,658

For information on our assumptions regarding pricing, please see Note 17 to the consolidated financial statements of Rice Energy and Note 11 to the financial statements for Alpha Shale Resources, LP as of and for the year ended December 31, 2013.

The following are the principal sources of changes in our pro forma standardized measure of discounted future net cash flows for 2013 (in thousands):

	Historical Rice Energy	Consolidation of Marcellus JV Pro Forma Adjustments	IPO Pro Forma Adjustments	Pro Forma Rice Energy Inc.
Balance at beginning of period	$102,218	$142,154	$(23,942)	$220,430
Net change in prices and production costs	101,345	163,948	—	265,293
Net change in future development costs	29,336	5,563	—	34,899
Natural gas net revenues	(68,135)	(65,563)	—	(133,698)
Extensions	114,489	37,901	—	152,390
Revisions of previous quantity estimates	1,133	(29,504)	—	(28,371)
Previously estimated development costs incurred	66,894	62,507	—	129,401
Changes in taxes	—	—	(241,770)	(241,770)
Accretion of discount	10,230	14,222	—	24,452
Changes in timing and other	59,654	(39,022)	—	20,632

Balance at end of period	$417,164	$292,206	$(265,712)	$443,658

Gains on sales of interests in gas properties are not included in the information set forth above. We have also allocated certain general and administrative expenses to our results of operations as these expenses relate to production activities.